Exhibit 99.1

WisdomTree Announces Fourth Quarter 2017 Results

$0.2 million net income, or $5.2 million as adjusted

$0.00 diluted EPS for the quarter, or $0.04 as adjusted

Declares $0.03 quarterly dividend

New York, NY – (GlobeNewswire) – February 2, 2018 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $0.2 million or $0.00 diluted EPS in the fourth quarter. Excluding certain transaction costs and a charge to remeasure deferred tax assets, adjusted net income (a non-GAAP measure1) was $5.2 million1 or $0.04 diluted EPS1. This compares to net income of $2.5 million or $0.02 diluted EPS in the fourth quarter of last year (as adjusted, $4.2 million1 or $0.03 diluted EPS1) and net income of $8.0 million or $0.06 diluted EPS in the third quarter of 2017.

WisdomTree CEO and President Jonathan Steinberg said, “2017 was a transformative year for WisdomTree with the announcement of a strategic acquisition, considerable improvement in net flow breadth and the rollout of technology-enabled solutions to help financial intermediaries thrive in an evolving industry landscape. These successes are a direct result of the investments we’ve made in our people, products, geographies and technology capabilities. Coming off a record 2017 for the ETF industry, the best is still ahead and WisdomTree is one of the few global ETP sponsors with a broad suite of differentiated products and technology solutions to fully capitalize on the tremendous global opportunity.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Sept. 30, 2017	Dec. 31, 2016
Operating Highlights
U.S. listed ETFs ($, in billions):
AUM	$46.8	$44.4	$40.2	5.5%	16.6%
Net inflows/(outflows)	$0.3	$(0.6)	$0.1	n/a	131.8%
Average AUM	$46.0	$43.5	$38.3	5.8%	20.3%
Average advisory fee	0.50%	0.50%	0.50%	—	—
Market share of industry inflows	0.2%	n/a	0.1%	n/a	0.01
European listed ETPs ($, in millions):
AUM	$1,804.2	$1,765.5	$1,024.3	2.2%	76.1%
Net inflows/(outflows)	$(65.7)	$229.3	$(25.8)	n/a	155.1%
Average AUM	$1,764.6	$1,563.4	$1,015.4	12.9%	73.8%
Average advisory fee	0.61%	0.62%	0.66%	(0.01)	(0.05)
Canadian listed ETFs ($, in millions):
AUM	$305.5	$205.5	$68.6	48.7%	345.2%
Assets acquired	$77.4 [2]	$—	$—	n/a	n/a
Net inflows/(outflows)	$15.0	$96.7	$—	(84.5%)	n/a
Average AUM	$270.9	$129.3	$67.2	109.5%	303.3%
Average advisory fee	0.30%[3]	0.28%[3]	0.46%	0.02	(0.16)
Financial Highlights ($, in millions, except per share amounts):
Consolidated Results
Advisory fees	$60.8	$57.6	$50.4	5.6%	20.8%
Net income	$0.2	$8.0	$2.5	(97.0%)	(90.4%)
Diluted earnings per share	$0.00	$0.06	$0.02	$(0.06)	$(0.02)
Pre-tax margin	9.2%	26.7%	16.8%	(17.5)	(7.6)
Non-GAAP[1]:
Net income, as adjusted	$5.2	n/a	$4.2	n/a	24.9%
Diluted earnings per share, as adjusted	$0.04	n/a	$0.03	n/a	$0.01
Pre-tax margin, as adjusted	17.1%	n/a	20.1%	n/a	(3.0)
U.S. Business segment
Gross margin[1]	82.1%	82.0%	81.0%	0.1	1.1
Pre-tax margin	15.2%	33.4%	27.4%	(18.2)	(12.2)
Pre-tax margin, as adjusted[1]	23.5%	n/a	n/a	n/a	n/a

Recent Business Developments

Company News

•	In November 2017, the Company announced that it entered into an agreement to acquire ETF Securities’ European exchange-traded commodity, currency and short-and-leveraged business (“ETFS”), with approximately $18 billion in assets under management.

•	In December 2017, the Company announced the cross-listing of eight U.S. ETFs in Mexico on the Bolsa Mexicana de Valores; the Company announced key leadership appointments and organizational changes; and the Company announced that it was recognized by both Pensions & Investments and Crain’s New York as a “Best Places to Work” for the third consecutive year.

•	In January 2018, the Company announced it finalized terms for an option to acquire AdvisorEngine Inc. and facilitated the acquisition of CRM-software provider Junxure, further solidifying its commitment to technology-enabled solutions to help advisors grow; the Company announced that its ETF Model Portfolios are available on the TD Ameritrade Institutional Model Market Center; and the Company announced that two additional WisdomTree ETFs filed notification with the Financial Services Agency of Japan.

U.S. Listed Product News

•	In December 2017, the Company announced final capital gains distributions; the Company announced the company’s first actively-managed equity ETF – the WisdomTree U.S. Quality Shareholder Yield Fund (QSY), formerly the WisdomTree U.S. LargeCap Value Fund (EZY); and the Company announced the launch of the WisdomTree ICBCCS S&P 500 Fund (WCHN) and WisdomTree Balanced Income Fund (WBAL).

•	In January 2018, the Company announced the addition of the WisdomTree Emerging Markets ex-State-Owned Enterprises Fund (XSOE) on Schwab ETF OneSourceTM; and the Company announced the launch of the WisdomTree CBOE Russell 2000 PutWrite Strategy Fund (RPUT).

European Listed Product News

•	In November 2017, the Company announced it was named “Passive Management Group of the Year” by Investment Week’s Annual Specialist Investment Awards. WisdomTree also received a “Highly Commended” award for the WisdomTree Eurozone Quality Dividend Growth UCITS ETF - EUR Acc (ticker: EGRA) in the factor-based and smart beta fund category.

•	In December 2017, the Company announced the launch of three Boost ETPs, offering investors inverse exposure to UK Gilts, German Bunds and US Treasuries. The products include the Boost Gilts 10Y 1x Short Daily ETP (listing on the London Stock Exchange), as well as the Boost Bund 30Y 3x Short Daily ETP (listing on the Borsa Italiana and Deutsche Börse Xetra) and the Boost US Treasuries 30Y 3x Short Daily ETP (listing on the London Stock Exchange and the Borsa Italiana), both of which are market firsts in Europe.

•	In January 2018, five of the Company’s UCITS ETFs celebrated their third anniversary since listing on the Borsa Italiana, including the WisdomTree Europe Equity Income UCITS ETF, the WisdomTree Europe SmallCap Dividend UCITS ETF, the WisdomTree US Equity Income UCITS ETF, the WisdomTree Emerging Markets Equity Income UCITS ETF, and the WisdomTree Emerging Markets SmallCap Dividend UCITS ETF; and the Company announced a collaboration with Directa SIM, one of Italy’s leading financial brokerage companies, to offer WisdomTree’s Global Dividend Equity Model Portfolio on Directa’s new platform, Dpro.

Canadian Listed Product News

•	In December 2017, the Company announced its 2018 Canadian ETF Industry Outlook, and the Company announced final cash distributions and 2017 annual capital gains distributions.

•	In January 2018, the Company announced final 2017 reinvested distributions.

Assets Under Management and Net Inflows

U.S. listed ETF assets under management (“AUM”) was $46.8 billion at December 31, 2017, up 5.5% from September 30, 2017 due to market appreciation and to a lesser extent, net inflows. European listed ETPs’ AUM was $1.8 billion at December 31, 2017, up 2.2% from September 30, 2017 due to market appreciation, partly offset by net outflows. Canadian listed ETF’s AUM was $305.5 million at December 31, 2017, up 48.7% from September 30, 2017 due to assets acquired, net inflows and market appreciation.

Performance

In evaluating the performance of our U.S. listed equity, fixed income and alternative strategy ETFs against actively managed and index based mutual funds and ETFs, 91.6% of the $46.0 billion invested in our ETFs and 68.7% (46 of 67) of our ETFs covered by Morningstar outperformed their comparable Morningstar average since inception as of December 31, 2017.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Fourth Quarter Financial Discussion

Unusual items in the quarter

We incurred transaction costs of $4.8 million in connection with our agreement to acquire ETFS and securing an option to purchase the remaining equity interests in AdvisorEngine. In addition, we recorded an after-tax charge of $0.4 million to remeasure our deferred tax assets (“DTAs”) as a result of the passage of tax reform rules.

Revenues

Advisory fees of $60.8 million increased 20.8% from the fourth quarter of 2016 primarily due to an increase in our average global AUM. Our average global AUM increased primarily due to market appreciation of our U.S. listed ETFs and net inflows into certain of our U.S. listed ETFs (including within our international equity, emerging markets, U.S. equity, fixed income and alternative strategy ETFs), European listed ETPs and Canadian listed ETFs. These increases were partly offset by outflows primarily in our two largest U.S. listed ETFs. Advisory fees increased 5.6% from the third quarter of 2017 on higher average global AUM primarily due to market appreciation and to a lesser extent, net inflows. Our average U.S. advisory fees were unchanged from the fourth quarter of 2016 and third quarter of 2017.

Other income increased 29.9% from the fourth quarter of 2016 and 36.2% from the third quarter of 2017 to $0.6 million primarily due to higher interest earned on our investments.

Margins

Gross margin for our U.S. Business segment, which is U.S. advisory fee revenue less U.S. fund management and administration expenses and U.S. third-party sharing arrangements, was 82.1%1 in the fourth quarter of 2017 as compared to 81.0%1 in the fourth quarter of 2016 and 82.0%1 in the third quarter of 2017. The increase from the fourth quarter of 2016 was primarily due to higher revenues. This measure was essentially unchanged from the third quarter of 2017.

Pre-tax margin was 9.2% in the fourth quarter of 2017 (as adjusted 17.1%1) as compared to 16.8% in the fourth quarter of 2016 (as adjusted 20.1%1) and 26.7% in the third quarter of 2017. Pre-tax margin for our U.S. Business segment was 15.2% in the fourth quarter of 2017 (as adjusted 23.5%1) as compared to 27.4% in the fourth quarter of 2016 and 33.4% in the third quarter of 2017.

Expenses

Total expenses were $55.7 million for the fourth quarter of 2017, up 31.8% and 31.2% from the fourth quarter of 2016 and the third quarter of 2017, respectively. These increases were primarily attributable to the $4.8 million of transaction costs (included within professional fees) and higher compensation.

•	Compensation and benefits expense increased 40.0% from the fourth quarter of 2016 and 31.9% from the third quarter of 2017 to $25.7 million primarily due to higher accrued incentive compensation and stock-based compensation. In the fourth quarter, we shifted a greater portion of our employees’ incentive compensation to cash from stock thereby limiting future stock-based compensation expense. In addition, we increased our incentive compensation pool in the quarter to recognize the achievement of certain milestones involving several important strategic initiatives as well as the addition of a key executive. Lastly, we accelerated the vesting of certain stock-based compensation awards to December 2017 which were originally scheduled to vest in January 2018. This allowed us to benefit from a tax deduction at the higher tax rate in 2017, rather than the recently enacted reduced tax rate which became effective January 1, 2018. Headcount of our U.S. Business segment was 162, 165 and 163 and our International Business segment was 42, 43 and 46 at December 31, 2017, September 30, 2017 and December 31, 2016, respectively.

•	Fund management and administration expense increased 15.2% from the fourth quarter of 2016 and 6.5% from the third quarter of 2017 to $11.6 million primarily attributable to higher average global AUM. We had 89 U.S. listed ETFs, 87 European ETPs and 12 Canadian ETFs at the end of the quarter.

•	Marketing and advertising expense was essentially unchanged from the fourth quarter of 2016. This expense increased 12.4% from the third quarter of 2017 to $3.7 million primarily due to higher levels of advertising related activities within our U.S. Business segment.

•	Sales and business development expense increased 20.8% from the fourth quarter of 2016 to $3.8 million primarily due to higher spending on sales related activities globally. This expense increased 6.2% from the third quarter of 2017 primarily due to higher spending within our U.S. Business segment.

•	Professional and consulting fees increased 330.5% from the fourth quarter of 2016 and 506.0% from the third quarter of 2017 to $6.3 million primarily due to $4.8 million of transaction costs described above.

•	Third-party sharing arrangements expense increased 83.5% from the fourth quarter of 2016 to $1.1 million primarily due to higher fees paid to our third-party marketing agents in the United States and Latin America as well as the addition of a new distribution relationship. This expense increased 52.3% from the third quarter of 2017 primarily due to higher fees paid to our third-party marketing agents in the United States.

•	A goodwill impairment charge of $1.7 million was recorded in the fourth quarter of 2016, related to an interim impairment test performed on the goodwill previously recognized in connection with our acquisition of U.K. based ETP sponsor, Boost, in April 2014.

•	Our effective income tax rate for the fourth quarter of 2017 of 95.8% resulted in income tax expense of $5.4 million. Our tax rate differs from the federal statutory tax rate of 35% primarily due to $4.1 million of non-deductible transaction costs (increasing tax expense by $1.5 million) discussed above and a valuation allowance on foreign net operating losses and state and local income tax expense. In addition, included within our effective income tax rate is a charge of $0.4 million to remeasure our DTAs in connection with tax reform. We were required to remeasure our DTAs using the newly enacted federal corporate income tax rate at the date of enactment. This reduced the carrying value of our DTAs and increased tax expense.

Twelve Month Results

Total revenues increased 8.2% to $237.4 million primarily due to the settlement gain of $6.9 million recorded during the second quarter of 2017, higher advisory fees due to higher average global AUM and higher interest earned on our investments.

Total expenses increased 9.3% to $179.2 million. This increase was primarily due higher compensation expense partly offset by the acquisition payment expense of $6.7 million and a goodwill impairment charge of $1.7 million recorded in the prior year.

Balance Sheet

As of December 31, 2017, the Company had total assets of $255.0 million which consisted primarily of cash and cash equivalents of $54.2 million, securities owned of $66.3 million, securities held-to-maturity of $21.2 million, investments of $35.8 million, accounts receivable of $21.3 million and note receivable of $18.1 million. There were approximately 137.0 million shares of common stock outstanding as of December 31, 2017. Fully diluted weighted average shares outstanding were 136.6 million for the quarter.

Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.03 per share of the Company’s common stock. The dividend will be paid on February 28, 2018 to stockholders of record as of the close of business on February 14, 2018.

Conference Call

WisdomTree will discuss its quarterly results and operational highlights during a conference call on Friday, February 2, 2018 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	Net outflows in our two largest ETFs – the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – have had, and in the future could continue to have, a negative impact on our revenues.

•	Declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenues and operating margins.

•	We derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to the performance of these products and our ability to maintain the AUM of these products, as well as investor sentiment toward investing in the funds’ strategies and market-specific and political and economic risk.

•	Much of our AUM is held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to foreign currency exchange rate risks.

•	Many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline.

•	We depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S., Europe, Canada and Japan (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $49.5 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”

[2]	During the fourth quarter of 2017, WisdomTree Asset Management Canada, Inc. (“WTAMC”) acquired and became the trustee and manager for a suite of eight Canadian registered ETFs previously sponsored and managed by Questrade Wealth Management, Inc. (“QWM”) with approximately CAD $99.1 million (USD $77.4 million) in AUM at closing. Most of these ETFs were subsequently merged into existing ETFs managed by WTAMC.

[3]	Average ETF advisory fee for our Canadian listed ETFs declined from 0.46% at December 31, 2016 to 0.30% and 0.28% at December 31, 2017 and September 30, 2017, respectively, due to management fee rebates provided to initial seed capital providers.

Contact Information:

Investor Relations

WisdomTree Investments, Inc.

Jason Weyeneth, CFA

+1.917.267.3858

jweyeneth@wisdomtree.com

Media Relations

WisdomTree Investments, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Years Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016	% Change
Revenues:
Advisory fees	$60,825	$57,574	$50,366	5.6%	20.8%	$227,775	$218,465	4.3%
Settlement gain	—	—	—	n/a	n/a	6,909	—	n/a
Other income	561	412	432	36.2%	29.9%	2,715	981	176.8%

Total revenues	61,386	57,986	50,798	5.9%	20.8%	237,399	219,446	8.2%
Expenses:
Compensation and benefits	25,706	19,492	18,366	31.9%	40.0%	81,493	63,263	28.8%
Fund management and administration	11,570	10,862	10,046	6.5%	15.2%	42,144	41,083	2.6%
Marketing and advertising	3,726	3,314	3,645	12.4%	2.2%	14,402	15,643	-7.9%
Sales and business development	3,843	3,617	3,181	6.2%	20.8%	13,811	12,537	10.2%
Professional and consulting fees	6,272	1,035	1,457	506.0%	330.5%	10,086	6,692	50.7%
Occupancy, communications and equipment	1,313	1,378	1,279	-4.7%	2.7%	5,415	5,211	3.9%
Depreciation and amortization	353	353	327	0.0%	8.0%	1,395	1,305	6.9%
Third-party sharing arrangements	1,081	710	589	52.3%	83.5%	3,393	2,827	20.0%
Goodwill impairment	—	—	1,676	n/a	n/a	—	1,676	n/a
Acquisition payment	—	—	—	n/a	n/a	—	6,738	n/a
Other	1,873	1,729	1,723	8.3%	8.7%	7,068	6,909	2.3%

Total expenses	55,737	42,490	42,289	31.2%	31.8%	179,207	163,884	9.3%

Income before taxes	5,649	15,496	8,509	-63.5%	-33.6%	58,192	55,562	4.7%
Income tax expense	5,411	7,520	6,032	-28.0%	-10.3%	30,993	29,407	5.4%

Net income	$238	$7,976	$2,477	-97.0%	-90.4%	$27,199	$26,155	4.0%

Net income per share – basic	$0.00	$0.06	$0.02			$0.20	$0.19
Net income per share – diluted	$0.00	$0.06	$0.02			$0.20	$0.19
Weighted average common shares – basic	134,800	134,709	133,985			134,614	134,401
Weighted average common shares – diluted	136,568	135,933	135,373			136,003	135,539

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(in thousands)

(Unaudited)

The following table sets forth the pre-tax operating results for the Company’s U.S. Business and International Business segments. The U.S. Business segment represents the results of the Company’s U.S. operations and Japan sales office. The results of the Company’s European and Canadian operations are reported as the International Business segment.

U.S. Business Segment

	Three Months Ended			% Change From		Years Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016	% Change
Revenues:
Advisory fees	$57,605	$54,749	$48,345	5.2%	19.2%	$217,021	$211,066	2.8%
Settlement gain	—	—	—	n/a	n/a	6,909	—	n/a
Other income	539	590	493	-8.6%	9.3%	2,949	1,424	107.1%

Total revenues	58,144	55,339	48,838	5.1%	19.1%	226,879	212,490	6.8%
Expenses:
Compensation and benefits	23,132	16,967	15,798	36.3%	46.4%	71,079	55,554	27.9%
Fund management and administration	9,247	9,168	8,611	0.9%	7.4%	35,524	36,076	-1.5%
Marketing and advertising	3,169	2,795	3,148	13.4%	0.7%	12,286	13,637	-9.9%
Sales and business development	3,427	3,218	3,046	6.5%	12.5%	12,079	11,657	3.6%
Professional and consulting fees	6,022	796	1,118	656.5%	438.6%	9,153	5,546	65.0%
Occupancy, communications and equipment	1,178	1,257	1,161	-6.3%	1.5%	4,895	4,675	4.7%
Depreciation and amortization	339	340	320	-0.3%	5.9%	1,347	1,283	5.0%
Third-party sharing arrangements	1,072	705	589	52.1%	82.0%	3,374	2,827	19.3%
Other	1,734	1,600	1,652	8.4%	5.0%	6,605	6,514	1.4%

Total expenses	49,320	36,846	35,443	33.9%	39.2%	156,342	137,769	13.5%

Income before taxes	$8,824	$18,493	$13,395	-52.3%	-34.1%	$70,537	$74,721	-5.6%

Pre-tax margin	15.2%	33.4%	27.4%			31.1%	35.2%

International Business Segment

	Three Months Ended			% Change From		Years Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016	% Change
Revenues:
Advisory fees	$3,220	$2,825	$2,021	14.0%	59.3%	$10,754	$7,399	45.3%
Other income/(loss)	22	(178)	(61)	-112.4%	-136.1%	(234)	(443)	-47.2%

Total revenues	3,242	2,647	1,960	22.5%	65.4%	10,520	6,956	51.2%
Expenses:
Compensation and benefits	2,574	2,525	2,568	1.9%	0.2%	10,414	7,709	35.1%
Fund management and administration	2,323	1,694	1,435	37.1%	61.9%	6,620	5,007	32.2%
Marketing and advertising	557	519	497	7.3%	12.1%	2,116	2,006	5.5%
Sales and business development	416	399	135	4.3%	208.1%	1,732	880	96.8%
Professional and consulting fees	250	239	339	4.6%	-26.3%	933	1,146	-18.6%
Occupancy, communications and equipment	135	121	118	11.6%	14.4%	520	536	-3.0%
Depreciation and amortization	14	13	7	7.7%	100.0%	48	22	118.2%
Third-party sharing arrangements	9	5	—	80.0%	n/a	19	—	n/a
Goodwill impairment	—	—	1,676	n/a	n/a	—	1,676	n/a
Acquisition payment	—	—	—	n/a	n/a	—	6,738	n/a
Other	139	129	71	7.8%	95.8%	463	395	17.2%

Total expenses	6,417	5,644	6,846	13.7%	-6.3%	22,865	26,115	-12.4%

Loss before taxes	$(3,175)	$(2,997)	$(4,886)	5.9%	-35.0%	$(12,345)	$(19,159)	-35.6%

Pre-tax margin	n/a	n/a	n/a			n/a	n/a

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$54,193	$92,722
Securities owned, at fair value	66,294	58,907
Securities held-to-maturity	1,000	3,994
Accounts receivable	21,309	17,668
Income taxes receivable	6,978	—
Prepaid expenses	3,550	3,346
Other current assets	1,007	555

Total current assets	154,331	177,192
Fixed assets, net	10,693	11,748
Note receivable	18,118	—
Securities held-to-maturity	20,299	18,502
Deferred tax asset, net	1,050	9,826
Investments, carried at cost	35,817	20,000
Goodwill	1,799	1,799
Intangible assets	12,085	9,953
Other noncurrent assets	793	747

Total assets	$254,985	$249,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$20,099	$13,584
Compensation and benefits payable	28,053	14,652
Income taxes payable	—	4,700
Acquisition payable	—	3,537
Securities sold, but not yet purchased, at fair value	950	1,248
Accounts payable and other liabilities	8,246	5,806

Total current liabilities	57,348	43,527
Deferred rent payable	4,686	4,896

Total liabilities	62,034	48,423

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 136,996 and 136,475 at December 31, 2017 and December 31, 2016, respectively	1,370	1,365
Additional paid-in capital	216,006	224,739
Accumulated other comprehensive income/(loss)	291	(44)
Accumulated deficit	(24,716)	(24,716)

Total stockholders’ equity	192,951	201,344

Total liabilities and stockholders’ equity	$254,985	$249,767

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Years Ended
	Dec. 31, 2017	Dec. 31, 2016
Cash flows from operating activities:
Net income	$27,199	$26,155
Adjustments to reconcile net income to net cash provided by operating activities:
Settlement gain	(6,909)	—
Deferred income taxes	8,838	12,900
Stock-based compensation	14,717	14,892
Depreciation and amortization	1,395	1,305
Realized losses on securities available-for-sale	1,132	—
Goodwill impairment	—	1,676
Other	(211)	(278)
Changes in operating assets and liabilities:
Securities owned, at fair value	(135)	(1,556)
Accounts receivable	(3,532)	9,778
Income taxes receivable/payable	(11,211)	1,687
Prepaid expenses	(204)	(719)
Other assets	(408)	(307)
Acquisition payable	(3,547)	(384)
Fund management and administration payable	6,203	9,636
Compensation and benefits payable	13,126	(13,089)
Securities sold, but not yet purchased, at fair value	(299)	1,249
Accounts payable and other liabilities	2,354	(8,034)

Net cash provided by operating activities	48,508	54,911

Cash flows from investing activities:
Purchase of fixed assets	(295)	(1,070)
Purchase of securities held-to-maturity	(3,009)	(15,502)
Purchase of securities available-for-sale	(99,848)	(63,619)
Purchase of investments	(8,908)	(20,000)
Funding of AdvisorEngine note receivable, net of original issue discount	(18,118)	—
Acquisition of the right to manage QWM’s ETFs	(2,132)	—
Proceeds from held-to-maturity securities maturing or called prior to maturity	4,194	16,742
Proceeds from sales and maturities of securities available-for-sale	91,095	6,002
Acquisition less cash acquired	—	(11,818)

Net cash used in investing activities	(37,021)	(89,265)

Cash flows from financing activities:
Dividends paid	(43,777)	(43,660)
Shares repurchased	(7,891)	(39,379)
Proceeds from exercise of stock options	532	195

Net cash used in financing activities	(51,136)	(82,844)

Increase/(decrease) in cash flows due to changes in foreign exchange rate	1,120	(150)

Net decrease in cash and cash equivalents	(38,529)	(117,348)
Cash and cash equivalents – beginning of period	92,722	210,070

Cash and cash equivalents – end of period	$54,193	$92,722

Supplemental disclosure of cash flow information:
Cash paid for taxes	$33,113	$14,990

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			Year Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017
U.S. LISTED ETFs (in millions)
Beginning of period assets	$44,398	$43,183	$37,704	$40,164
Inflows/(outflows)	306	(619)	132	234
Market appreciation/(depreciation)	2,123	1,834	2,328	6,429

End of period assets	$46,827	$44,398	$40,164	$46,827

Average assets during the period	$46,030	$43,523	$38,253	$43,516
Revenue days	92	92	92	365
Number of ETFs – end of the period	89	87	94	89
ETF Industry and Market Share (in billions)
ETF industry net inflows	$130.7	$87.7	$127.2	$464.3
WisdomTree market share of industry inflows	0.2%	n/a	0.1%	0.1%
Average ETF advisory fee during the period
Alternative strategy ETFs	0.55%	0.57%	0.72%	0.59%
Emerging markets equity ETFs	0.69%	0.70%	0.70%	0.70%
International developed equity ETFs	0.55%	0.55%	0.56%	0.56%
International hedged equity ETFs	0.53%	0.53%	0.54%	0.53%
Currency ETFs	0.50%	0.50%	0.50%	0.50%
Fixed income ETFs	0.37%	0.40%	0.43%	0.40%
U.S. equity ETFs	0.35%	0.35%	0.35%	0.35%

Blended total	0.50%	0.50%	0.50%	0.50%

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets	$979,608	$812,604	$647,497	$626,280
Inflows/(outflows)	(102,453)	129,742	(38,214)	290,399
Market appreciation/(depreciation)	55,798	37,262	16,997	16,274

End of period assets	$932,953	$979,608	$626,280	$932,953

Average assets during the period	$933,975	$870,773	$640,101	$812,434
Average ETP advisory fee during the period	0.77%	0.77%	0.80%	0.78%
Number of ETPs – end of the period	70	68	68	70
Total UCITS ETFs (in thousands)
Beginning of period assets	$785,899	$643,199	$371,307	$398,015
Inflows/(outflows)	36,711	99,546	12,442	340,053
Market appreciation/(depreciation)	48,592	43,154	14,266	133,134

End of period assets	$871,202	$785,899	$398,015	$871,202

Average assets during the period	$830,637	$692,666	$375,286	$665,290
Average UCITS ETF advisory fee during the period	0.44%	0.44%	0.42%	0.44%
Number of UCITS ETFs – end of the period	17	17	16	17
CANADIAN LISTED ETFs (in thousands)
Beginning of period assets	$205,469	$91,490	$68,427	$68,618
Assets acquired	77,403 [2]	—	—	77,403 [2]
Inflows/(outflows)	15,034	96,745	3	127,057
Market appreciation/(depreciation)	7,570	17,234	188	32,398

End of period assets	$305,476	$205,469	$68,618	$305,476

Average assets during the period	$270,901	$129,284	$67,168	$203,426
Average ETF advisory fee during the period	0.30%[3]	0.28%[3]	0.46%	0.34%
Number of ETFs – end of the period	12	11	6	12
Headcount – U.S. Business segment	162	165	163	162
Headcount – International segment	42	43	46	42

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this release include:

•	Gross margin and gross margin percentage (U.S. Business segment). We disclose our gross margin and gross margin percentage for our U.S. Business segment separately from the start up stage of our international businesses (Europe and Canada) to allow investors to better understand and track the performance and operating efficiency of our core U.S. operations, which make up the vast majority of our operating and financial results. We disclose U.S. Business segment gross margin, which we define as U.S. advisory fees less U.S. fund management and administration expenses and U.S. third-party sharing arrangements, and U.S. Business segment gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third party service providers to operate our ETPs and third party marketing agents whose fees are associated with our AUM level. Management tracks gross margin and gross margin percentage to analyze the profitability of our products.

•	Consolidated and U.S. Business segment operating results and pre-tax margin for the fourth quarter of 2017 excluding transaction costs of $4.8 million (or $4.5 million after-tax) and an after-tax charge of $0.4 million to remeasure our net DTAs in connection with tax reform. We exclude these costs when analyzing our results as they represent non-recurring charges which are not core to our operating business.

•	Consolidated operating results and pre-tax margin for the fourth quarter of 2016 excluding a $1.7 million goodwill impairment charge. We exclude this charge, which is non-deductible for tax purposes, when analyzing our results as it is a one-time, non-recurring charge and not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
Gross Margin and Gross Margin Percentage (U.S. Business segment):	2017	2017	2016
Advisory fees	$57,605	$54,749	$48,345
Less: Fund management and administration	(9,247)	(9,168)	(8,611)
Less: Third-party sharing arrangements	(1,072)	(705)	(589)

U.S. Gross margin	$47,286	$44,876	$39,145

U.S. Gross margin percentage	82.1%	82.0%	81.0%

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
Adjusted Net Income and Diluted Earnings per Share (Consolidated):	2017	2017	2016
Net income, as reported	$238	n/a	$2,477
Add back: Transaction costs, net of income taxes of $292	4,540	n/a	—
Add back: Remeasurement of net deferred tax assets (tax reform)	411	n/a	—
Add back: Goodwill impairment	—	n/a	1,676

Adjusted net income	$5,189	n/a	$4,153
Weighted average common shares - diluted	136,568	n/a	135,373

Adjusted net income per share - diluted	$0.04	n/a	$0.03

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
Adjusted Pre-tax Margin (Consolidated):	2017	2017	2016
Total revenues	$61,386	n/a	$50,798

Income before income taxes	$5,649	n/a	$8,509
Add back: Transaction costs, before income taxes	4,832	n/a	—
Add back: Goodwill impairment	—	n/a	1,676

Adjusted income before income taxes	$10,481	n/a	$10,185

Adjusted pre-tax margin	17.1%	n/a	20.1%

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
Adjusted Pre-tax Margin (U.S. Business Segment):	2017	2017	2016
Total revenues	$58,144	n/a	n/a

Income before income taxes	$8,824	n/a	n/a
Add back: Transaction costs, before income taxes	4,832	n/a	n/a

Adjusted income before income taxes	$13,656	n/a	n/a

Adjusted pre-tax margin	23.5%	n/a	n/a